ITEM 77Q(1)(e) ?
COPIES OF NEW OR
AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS




Schedule 1
to Limited Power of
Attorney
dated as of April 1,
1999
(as revised October 10,
2014)
by Money Market
Obligations Trust
(the ?Trust?), acting on
behalf of each of the
series portfolios
listed below, and
appointing
Federated Investment
Management Company
the attorney-in-fact of
the
Trust


List of Series Portfolios

Federated Automated
Cash Management
Trust
Federated Automated
Government Cash
Reserves
Federated California
Municipal Cash Trust
Federated Capital
Reserves Fund
Federated Connecticut
Municipal Cash Trust
Federated Florida
Municipal Cash Trust
Federated Georgia
Municipal Cash Trust
Federated Government
Obligations Fund
Federated Government
Reserves Fund
Federated Liberty U.S.
Government Money
Market Trust
Federated
Massachusetts
Municipal Cash Trust
Federated Master Trust
Federated Michigan
Municipal Cash Trust
Federated Minnesota
Municipal Cash Trust
Federated Money
Market Management
Federated Municipal
Obligations Fund
Federated Municipal
Trust
Federated New Jersey
Municipal Cash Trust
Federated New York
Municipal Cash Trust
Federated North
Carolina Municipal
Cash Trust
Federated Ohio
Municipal Cash Trust
Federated Pennsylvania
Municipal Cash Trust
Federated Prime Cash
Obligations Fund
Federated Prime
Obligations Fund
Federated Prime Value
Obligations Fund
Federated Tax-Free
Obligations Fund
Federated Tax-Free
Trust
Federated Treasury
Obligations Fund
Federated Trust for
U.S. Treasury
Obligations
Federated U.S.
Treasury Cash Reserves
Federated Virginia
Municipal Cash Trust
?






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